EXHIBIT 23.2
CONSENT OF INDEPENDENT AUDITORS

AMERCO
Reno, NV

      We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (no. 333-10119, 333-73357, 333-48396 and 33-56571) of AMERCO and consolidated entities of our report dated June 6, 2007, relating to the consolidated financial statements of SAC Holding II Corporation (A Wholly-Owned Subsidiary of Blackwater Investments, Inc.) and its subsidiaries’ consolidated in the Company’s Annual Report on Form 10-K for the year ended March 31, 2007.

Semple, Marchal & Cooper, LLP

Phoenix, Arizona
June 6, 2007